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Registration Statement No. 333-132936-14
Dated March 29, 2007
Securities Act of 1933, Rule 424(b)(2)

PRODUCT SUPPLEMENT NO. 4A TO PROSPECTUS SUPPLEMENT
DATED MARCH 24, 2008 TO PROSPECTUS DATED MARCH 29, 2007

Credit Suisse

Buffered Absolute Return Notes (BARNS)SM
Linked to a Basket of Component Underlyings

         The securities will be linked to a weighted basket consisting of two or more component underlyings, which may be an index (an "index"), an exchange-traded fund (a "fund"), a commodity (a "commodity") or the performance of one currency relative to a reference currency (a "currency pair") (each a "basket component"). The basket components to which the securities will be linked will be specified in the applicable pricing supplement.

         The maturity date of each security will be specified in the applicable pricing supplement, and may be subject to postponement if a market disruption event occurs on a valuation date. See "Description of the Securities—Certain defined terms" for definitions of certain terms used herein.

         Your principal is protected against a decline in any basket component up to the applicable buffer amount. Your investment will be fully exposed to any decline in any basket component in excess of the buffer amount.

         At maturity, you will receive the redemption amount, which may be zero and will vary depending on the performance of the basket, subject to the maximum return, if applicable. The redemption amount is based on the basket return, which in turn is based on the performance of the basket components, and is calculated as follows, subject to the maximum return, if applicable:

$1,000 + ($1,000 × basket return)

         The "basket return" is the sum of the products of (a) the component return of each basket component and (b) the component weighting of such basket component. The "component weighting" of each basket component will be set forth in the applicable pricing supplement.

         The component return for each basket component will depend on whether a barrier event has occurred with respect to such basket component, the performance of such basket component during the observation period, participation rate, if applicable and maximum return, if applicable. The component return for each basket component is determined as follows:

If a barrier event has not occurred with respect to the relevant basket component

         If a participation rate does not apply

         If a barrier event has not occurred with respect to the relevant basket component and a participation rate is not specified in the applicable pricing supplement, the component return for such basket component will equal the absolute return of such basket component.

         If a participation rate does apply

         If a barrier event has not occurred with respect to the relevant basket component and a participation rate is specified in the applicable pricing supplement, the component return for such basket component will equal:

  (a)
  if the final level is greater than the initial level, the product of the absolute return and the participation rate

  (b)
  if the final level is less than or equal to the initial level, the absolute return

If a barrier event has occurred with respect to the relevant basket component

         If a barrier event has occurred with respect to the relevant basket component, the component return for such basket component will be equal to:

[((final level – initial level)/initial level) + the buffer amount, subject to a maximum of zero]

         Please refer to "Risk Factors" beginning on page PS-5 of this product supplement for risks related to an investment in the securities.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this product supplement or the prospectus supplement or prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

         The securities are not deposit liabilities and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Credit Suisse

The date of this product supplement is August 13, 2008

        You should rely only on the information contained in this document or to which we refer you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

        The securities described in the applicable pricing supplement and this product supplement are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which you should discuss with your professional advisers. You should be aware that the regulations of the Financial Industry Regulatory Authority and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the securities.

        We are offering the securities for sale in those jurisdictions in the United States where it is lawful to make such offers. The distribution of this product supplement or the accompanying prospectus supplement or prospectus and the offering of the securities in some jurisdictions may be restricted by law. If you possess this product supplement and the accompanying prospectus supplement and prospectus, you should find out about and observe these restrictions. This product supplement and the accompanying prospectus supplement and prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom such offer or sale is not permitted. We refer you to the "Underwriting" section of this product supplement.

        In this product supplement and accompanying prospectus supplement and prospectus, unless otherwise specified or the context otherwise requires, references to "we," "us" and "our" are to Credit Suisse and its consolidated subsidiaries, and references to "dollars" and "$" are to U.S. dollars.

 SUMMARY

        The following is a summary of the terms of the securities and factors that you should consider before deciding to invest in the securities. You should read this product supplement and the accompanying prospectus supplement and prospectus carefully to understand fully the terms of the securities and other considerations that are important in making a decision about investing in the securities. You should, in particular, review the "Risk Factors" section of this product supplement, which sets forth a number of risks related to the securities. All of the information set forth below is qualified in its entirety by the detailed explanations set forth elsewhere in this product supplement and the accompanying prospectus supplement and prospectus. The pricing supplement for each offering of securities will contain the specific information and terms of that offering. If any information in the applicable pricing supplement is inconsistent with this product supplement or the accompanying prospectus supplement or prospectus, you should rely on the information in the applicable pricing supplement. The applicable pricing supplement may also add, update or change information contained in this product supplement or the accompanying prospectus supplement or prospectus. It is important for you to consider the information contained in the accompanying prospectus supplement and prospectus as well as the applicable pricing supplement in making your investment decision.

What are BARNSSM?

        BARNSSM, or the securities, are medium-term notes issued by us, the return on which is linked to the performance of a basket of component, which we refer to as basket components. At maturity, you will receive an amount that will equal the redemption amount.

        For a description of how the redemption amount will be calculated, please refer to "Description of the Securities—Redemption amount" on page PS-19.

Are there risks involved in investing in the securities?

        An investment in the securities involves risks. Please see the "Risk Factors" section on page PS-5.

Will I receive interest on the securities?

        You will not receive any interest payments on the securities for the entire term of the securities.

Does an investment in the securities entitle me to any ownership interest in any stocks comprising or included in, or contracts related to, a basket component?

        An investment in the securities does not entitle you to any ownership interest in the stocks comprising or included in, or contracts related to, a basket component.

If a basket component includes equity components, will I receive any dividend payments on, or have shareholder rights in, the stocks comprising or included in the basket component?

        If a basket component is comprised of or includes equity components, as a holder of the securities, you will not receive any dividend payments or other distributions on the stocks comprising or included in such basket component or have voting or any other rights of a holder of the stocks comprising or included in that basket component.

Will there be an active trading market in the securities?

        The securities will not be listed on any securities exchange. Accordingly, there is no assurance that a liquid trading market will develop for the securities. Credit Suisse Securities (USA) LLC ("CSSU") currently intends to make a market in the securities, although it is not required to do so and may stop making a market at any time.

        If you have to sell your securities prior to maturity, you may not be able to do so or you may have to sell them at a substantial loss.

What are the U.S. federal income tax consequences of investing in the securities?

        For a discussion of certain U.S. federal income tax considerations for making an investment in the securities, please refer to "Certain U.S. Federal Income Tax Considerations" in this product supplement.

 RISK FACTORS

        A purchase of the securities involves risks. This section describes significant risks relating to the securities. You should to read the following information about these risks, together with the other information contained or incorporated by reference in this product supplement and the accompanying prospectus supplement and prospectus before investing in the securities.

The securities do not pay interest or guarantee the return of any of your investment above the buffer amount

        We will not pay interest on the securities and depending on the performance of the basket components, the redemption amount may not be more than the amount represented by the buffer amount applicable to the securities. You may receive less at maturity than you could have earned on ordinary interest-bearing debt securities with similar maturities, including other of our debt securities. The amount payable at maturity will be determined pursuant to the terms described in this product supplement and the applicable pricing supplement.

Your investment in the securities may result in a loss

        The securities do not guarantee any return of your investment above the buffer amount. The return on the securities at maturity is linked to the performance of the basket components and will depend on whether a barrier event occurs with respect to either or both basket components, and the extent to which the basket return is positive or negative. If a barrier event occurs with respect to any basket component, your investment will be fully exposed to any decline of such basket component's initial level to the final level beyond the buffer amount.

If a basket or basket component is subject to a maximum return, the appreciation potential of the securities will be limited to the applicable maximum return

        If a basket or basket component is subject to a maximum return, the appreciation potential of such basket or basket component is limited to the applicable maximum return. Any applicable maximum return will be a percentage or amount that will be set forth in the applicable pricing supplement. Accordingly, if the applicable pricing supplement specifies a maximum return for any basket or basket component, the appreciation potential of such securities is limited by the applicable maximum return, even if the component return or returns is greater than that maximum return.

The basket components may not be equally weighted

        Unless otherwise specified in the applicable pricing supplement, the basket is composed of two or more basket components, each of which may have a different weight in determining the value of the basket, depending on the component weightings specified in the applicable pricing supplement. For example, the relevant pricing supplement may specify a basket containing two basket components with component weightings of 75% and 25%. One consequence of such an unequal weighting of the basket components is that the same percentage change in the basket components may have different effects on the basket return. For example, if a barrier event does not occur and a participation rate is not specified in the applicable pricing supplement, if the component return for the basket component with a 75% component weighting is 5% and the component return for the basket component with a 25% component weighting is 15%, the lesser weighted basket component will influence the basket return to a lesser degree.

Your return on the securities, if any, generally will not reflect any payments made with respect to the constituents of any basket component

        Your return on the securities, if any, will not reflect the return you would realize if you actually owned the components comprising or included in any basket component and received payments made with respect to such components. This is because the calculation agent will calculate the amount payable to you at maturity by reference to the value of the basket components during the relevant observation period.

        As a holder of the securities, you will not have voting rights or rights to receive dividends or other distributions or other rights that holders of any component stocks comprising or included in the basket component would have.

        The closing levels of indices and funds generally reflect the prices of the components as calculated in the relevant index or fund without taking into consideration the value of any payments to holders of those components. There are certain indices, generally referred to as total return indices, that include distributions paid on the index components in the index return. If any index (or index underlying a fund) is described as a total return index with 100% distribution reinvestment, the distributions paid on the components underlying such index (or index underlying a fund) are deemed to be reinvested in such index (or index underlying a fund), so that the level of such index (or index underlying a fund) would include such distributions.

There may be little or no secondary market for the securities

        The securities will not be listed on any securities exchange. We cannot assure you that a secondary market for the securities will develop. CSSU currently intends to make a market in the securities, although it is not required to do so and may stop making a market at any time. If you have to sell your securities prior to maturity, you may not be able to do so or you may have to sell them at a substantial loss.

The securities are not designed to be short-term trading instruments

        The price at which you will be able to sell your securities to us or our affiliates prior to maturity, if at all, may be at a substantial discount from the principal amount of the securities, even in cases where no barrier event has occurred since the trade date. The potential returns described in the applicable pricing supplement assume that your securities, which are not designed to be short-term trading instruments, are held to maturity. You should be willing to hold your securities to maturity.

If the applicable pricing supplement specifies that a basket component or basket is subject to intra-day or continuous monitoring, it is possible that a barrier event could occur under circumstances that would not result in the occurrence of a barrier event if such basket component or basket was instead subject to closing level monitoring

        Each basket component will be subject to intra-day monitoring or closing level monitoring, or, if so specified in the applicable pricing supplement, another method for monitoring the basket components. If a basket component is subject to intra-day monitoring, a barrier event will occur if the level of such basket component exceeds the upper barrier or declines below the lower barrier at any time on any trading day during the observation period, even if the basket component closes between the upper barrier and lower barrier on that trading day. However, if the basket component is instead subject to closing level monitoring, a barrier event will not occur if the level of the basket component exceeds the upper barrier or declines below the lower barrier during any trading day during the observation period but closes between the upper and lower barriers on every trading day during the observation period.

        The applicable pricing supplement may specify different types of monitoring during the observation period for each basket component. In addition, the pricing supplement may specify that a barrier event will occur with respect to any basket component if the level of a basket component reaches a barrier level, not just exceeds or declines below such barrier level.

The redemption amount will not be adjusted for changes in exchange rates related to the U.S. dollar that might affect a basket component whose underlyings are traded in currencies other than the U.S. dollar

        Although the components comprising or included in a basket component may be traded in, or their closing prices may be converted into, currencies other than U.S. dollars, the securities, which are linked to the basket, are denominated in U.S. dollars, and the amount payable on the securities at maturity will not be adjusted for changes in the exchange rates between the U.S. dollar and any of the currencies in which the basket components are denominated. Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the level of such basket component and whether a barrier event occurs. The amount we pay in respect of the securities on the maturity date will be determined solely in accordance with the procedures set forth under "Description of Securities—Redemption amount."

The securities may be subject to currency exchange risk

        Because the prices of the components comprising or included in a basket component may be converted by the sponsor of the basket component (the "sponsor") into U.S. dollars or a currency other than U.S. dollars for the purposes of calculating the value of the basket component, holders of the securities will be exposed to currency exchange rate risk with respect to each of the countries represented in any such basket component. An investor's net exposure will depend on the extent to which the currencies of any such basket component strengthen or weaken against the U.S. dollar or such other currency.

        In addition, the basket component may track the performance of currencies. In this case, the return you receive on the securities will be directly linked to currency exchange risk.

        Of particular importance to potential currency exchange risk are:

  •
  existing and expected rates of inflation;

  •
  existing and expected interest rate levels;

  •
  the balance of payments; and

  •
  the extent of governmental surpluses or deficits in the countries represented in the basket components and the U.S.

        All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the countries represented in the basket component, the United States and other countries important to international trade and finance.

The value of the securities will be influenced by many unpredictable factors

        Many factors, most of which are beyond our control, will influence the value of the securities and the price at which CSSU may be willing to purchase or sell the securities in the secondary market, including:

  •
  whether a barrier event has occurred;

  •
  the market price of the basket components;

  •
  the dividend rate paid in respect of, or on each of, any component stocks comprising or included in equity based basket components (to the extent any dividends affect the value of the basket component);

  •
  supply and demand for the securities;

  •
  the expected frequency and magnitude of changes in the relevant closing level (volatility);

  •
  economic, financial, political and regulatory or judicial events that affect each of the stocks, commodities or currencies comprising or included in, or contracts relating to, the basket components or markets generally and that may affect the relevant closing level on any valuation date;

  •
  the exchange rate and the volatility of the exchange rate of the U.S. dollar and any other currencies relevant to the basket components;

  •
  interest and yield rates in the market generally;

  •
  the time remaining to the maturity of the securities; and

  •
  Credit Suisse's creditworthiness, including actual or anticipated downgrades in our credit ratings.

        Some or all of these factors may influence the price that you will receive if you choose to sell your securities prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.

The inclusion of commissions and projected profit from hedging in the original issue price of the securities is likely to adversely affect secondary market prices

        Assuming no change in market conditions or any other relevant factors, the price, if any, at which CSSU is willing to purchase the securities in secondary market transactions will likely be lower than the original issue price, since the original issue price included, and secondary market prices are likely to exclude, commissions paid with respect to the securities, as well as the projected profit included in the cost of hedging our obligations under the securities. In addition, any such prices may differ from values determined by pricing models used by CSSU, as a result of dealer discounts, mark-ups or other transaction costs.

Historical performance of a basket component is not indicative of future performance

        The future performance of a basket component cannot be predicted based on its historical performance. We cannot guarantee that the level of any basket component will increase or decrease or that you will receive at maturity any of your initial investment in excess of the buffer amount applicable to your securities.

There may be potential conflicts of interest

        We, CSSU and/or any other affiliate may from time to time buy or sell futures contracts related to stocks, commodities or currencies comprising or included in, or contracts relating to, the basket component for our or their own accounts in connection with our or their normal business practices. Although we do not expect them to, these transactions could affect the price of such stocks or contracts or the value of the basket component, and thus affect the market value of the securities.

        In addition, because we will initially act as the calculation agent for the securities, potential conflicts of interest may exist between us and you, including with respect to certain determinations and judgments that we, in the role of calculation agent, must make in determining amounts due to you.

        Finally, we and our affiliates may, now or in the future, engage in business with the issuers of the stocks of a basket component, including providing advisory services. These services could include investment banking and mergers and acquisitions advisory services. These activities could present a conflict of interest between us or our affiliates and you. We or our affiliates have also published and expect to continue to publish research reports regarding some or all of the issuers of the stocks comprising or included in, or contracts relating to, a basket component. This research is modified periodically without notice and may express opinions or provide recommendations that may affect the levels of the basket component and, consequently, the market price of the securities.

        The original issue price of the securities includes commissions paid to CSSU and certain costs of hedging our obligations under the securities. The affiliates through which we hedge our obligations under the securities expect to make a profit. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates' control, such hedging may result in a profit that is more or less than initially projected.

Our hedging activity may affect the value of the basket components and therefore the market value of the securities

        We expect to hedge our obligations under the securities through one or more of our affiliates. This hedging activity will likely involve trading in the basket components or the stocks, commodities or currencies comprising or included in the basket component or in other instruments, such as options, swaps or futures, based upon the components comprising or included in the basket component. This hedging activity could affect the value of the components comprising the basket components and therefore the market value of the securities. Assuming no change in market conditions or any other relevant factors, the price, if any, at which CSSU is willing to purchase the securities in secondary market transactions will likely be lower than the original issue price, because the original issue price included, and secondary market prices are likely to exclude, commissions paid with respect to the securities, as well as the projected profit included in the cost of hedging our obligations under the securities. In addition, any such prices may differ from values determined by pricing models used by CSSU, as a result of dealer discounts, mark-ups or other transaction costs. Moreover, this hedging activity may result in us or our affiliates receiving a profit, even if the market value of the securities declines.

You have no recourse against the sponsor of any basket component or any issuers of the stocks included in or comprising any basket component

        The policies of any sponsor concerning additions, deletions or substitutions of securities included in or comprising any index or fund and the manner in which changes affecting any relevant index are reflected in such index or fund or, for a fund, the calculation of that fund's net asset value, could affect the market price of the shares of such fund or the level of such index, as applicable, and, therefore, the redemption amount and the market value of the securities before maturity. The applicable sponsor may also discontinue or suspend calculation or dissemination of the applicable index or fund, which could have an adverse effect on the redemption amount and the market value of the securities before that date.

        You will have no rights against any sponsor or any issuers of the stocks included in or comprising any basket component. The securities are not sponsored, endorsed, sold or promoted by any sponsor or any such issuer. No sponsor or any such issuer has passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the securities. No sponsor or any such issuer makes any representation or warranty, express or implied, to you or any member of the public regarding the advisability of investing in securities generally or the securities in particular, or the ability of any basket component to track general basket component market performance. Unless otherwise provided in the applicable pricing supplement, the only relationship any sponsor has with us is in the licensing of trademarks or service marks and certain trade names and the use of the basket components, which is determined, composed and calculated by the sponsor without regard to us or the securities. No sponsor has any obligation to take our needs or your needs into consideration in determining, composing or calculating any basket component. No sponsor or any issuer of a stock comprising any basket component is responsible for, and none of them has participated in the determination of, the timing, prices or quantities of the securities to be issued or in the determination or calculation of the equation by which the redemption amount of the securities is to be determined. No sponsor or any such issuer has any liability in connection with the administration, marketing or trading of the securities.

        If one or more of these events occurs, the calculation of the redemption amount at maturity will be adjusted to reflect such event or events.

Investing in a security linked to a basket component comprised of or including foreign stocks bears potential risks

        If a basket component contains foreign stocks, an investment in the securities may involve considerations that may not be associated with a security linked to a basket component comprising or including the stocks of U.S. issuers. These considerations relate to foreign market factors generally and may include, for example, different accounting requirements and regulations, different securities trading rules and conventions and different and, in some cases, more adverse, economic environments.

Anti-dilution protection is limited

        The calculation agent will make adjustments to the share adjustment factor applicable to a fund for certain events affecting the fund. The calculation agent is not required, however, to make such adjustments in response to all actions. If such an event occurs and the calculation agent is not required to make an adjustment, the value of the securities may be materially and adversely affected. See "Description of the Securities—Anti-dilution adjustments for funds" for further information.

Market disruptions may adversely affect your return

        The calculation agent may, in its sole discretion, determine that the markets have been affected in a manner that prevents it from properly valuing any basket component on any trading day during the observation period or from calculating the amount that we are required to pay you at maturity. These events may include disruptions or suspensions of trading in the markets as a whole. If the calculation agent, in its sole discretion, determines that any of these events prevents us or any of our affiliates from properly hedging our obligations under the securities, it is possible that one or more of the valuation dates and the maturity date will be postponed and your return will be adversely affected.

Holdings of the securities by our affiliates and future sales may affect the price of the securities

        Certain of our affiliates may purchase some of the securities for investment. As a result, upon completion of an offering, our affiliates may own up to approximately 15% of the securities offered in that offering. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests. In addition, if a substantial portion of the securities held by our affiliates were to be offered for sale in the secondary market, if any, following such an offering, the market price of the securities may fall. The negative effect of such sales on the prices of the securities could be more pronounced if secondary trading in the securities is limited or illiquid.

The U.S. federal income tax consequences of an investment in the securities are unclear

        No ruling is being requested from the Internal Revenue Service, or the IRS, with respect to any securities which may be issued under this product supplement. We cannot assure you that the IRS or any court will agree with any tax treatment which may be described in any applicable pricing supplement.

Risks relating to commodity based basket components

An investment in the securities may be subject to risks associated with the London Metal Exchange (the "LME")

        Some commodities (e.g., aluminum, copper, lead, nickel and zinc) are traded on the LME. Investments in securities linked to the value of commodities that are traded on non-U.S. exchanges involve risks associated with the markets in those countries, including risks of volatility in those markets and governmental intervention in those markets.

        In addition, the LME is a principals' market which operates in a manner more closely analogous to the over-the-counter physical commodity markets than regulated futures markets. For example, there are no daily price limits on the LME, which would otherwise restrict the extent of daily fluctuations in the prices of LME contracts. In a declining market, therefore, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days. In addition, a contract may be entered into on the LME calling for delivery on any day from one day to three months following the date of such contract and for monthly delivery up to 63, 27 and 15 months forward (depending on the commodity) following such third month, in contrast to trading on futures exchanges, which call for delivery in stated delivery months. As a result, there may be a greater risk of a concentration of positions in LME contracts on particular delivery dates, which in turn could cause temporary aberrations in the prices of LME contracts for certain delivery dates. If such aberrations occur on any valuation date, the official U.S. dollar cash buyer settlement prices per metric ton of each commodity and, consequently, the basket component return, could be adversely affected.

An investment in the securities may be subject to risks associated with the London Bullion Market Association (the "LMBA")

        Some commodities (e.g., gold and silver) are traded on the LBMA. Investments in securities indexed to the value of commodities that are traded on non-U.S. exchanges involve risks associated with the markets in those countries, including risks of volatility in those markets and governmental intervention in those markets.

        The closing prices of gold and silver will be determined by reference to fixing prices reported by the LBMA. The LBMA is a self-regulatory association of bullion market participants. Although all market-making members of the LBMA are supervised by the Bank of England and are required to satisfy a capital adequacy test, the LBMA itself is not a regulated entity. If the LBMA should cease operations, or if bullion trading should become subject to a value added tax or other tax or any other form of regulation currently not in place, the role of LBMA price fixings as a global benchmark for the value of gold and silver may be adversely affected. The LBMA is a principals' market which operates in a manner more closely analogous to an over-the-counter physical commodity market than regulated futures markets, and certain features of U.S. futures contracts are not present in the context of LBMA trading. For example, there are no daily price limits on the LBMA which would otherwise restrict fluctuations in the prices of LBMA contracts. In a declining market, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days.

An investment in the securities may be subject to risks associated with ICE Futures

        Some of the commodities (brent crude) are traded on ICE Futures. Investments in securities linked to the value of commodities that are traded on non-U.S. exchanges involve risks associated with the markets in those countries, including risks of volatility in those markets and governmental intervention in those markets.

Commodity prices are volatile and regulation of the commodity markets is extensive and constantly changing; future regulatory developments are impossible to predict and may significantly and adversely affect the value of the securities

        Futures contracts and options on futures contracts markets are subject to extensive statutes, regulations and margin requirements. The Commodity Futures Trading Commission (the "CFTC") and certain exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily limits and the suspension of trading. Furthermore, the New

York Mercantile Exchange, or NYMEX, has regulations that limit the amount of fluctuations in futures contract prices which may occur during a single five-minute trading period. These limits could adversely affect the market price of the oil futures contracts and forward contracts. The regulation of commodity transactions in the U.S. is subject to ongoing modification by government and judicial action. In addition, various national governments have expressed concern regarding the disruptive effects of speculative trading in the commodity markets and the need to regulate the derivative markets in general. The effects of any future regulatory change on the value of the securities is impossible to predict, but could be substantial and adverse to the interests of securityholders. Commodity prices are volatile and are affected by numerous factors, certain of which are specific to the market for each commodity. A decrease in the price of any commodity may have a material adverse effect on the value of the securities and your return on your investment in the securities.

The commodities exchanges have no obligation to consider your interests

        The relevant commodities exchanges will be responsible for calculating the official prices for a commodity. Such exchanges may alter, discontinue or suspend calculation or dissemination of the official prices for any relevant commodity. Any of these actions could adversely affect the value of the securities. The commodities exchanges have no obligation to consider your interests in calculating or revising the official prices of commodities.

Investing in the securities is not the same as owning commodity or commodity based basket components directly

        The return on your securities will not reflect the return you would realize if you actually purchased the commodity or commodity based basket components or exchange-traded or over-the-counter instruments based on any commodity. You will not have any rights that holders of such instruments have.

Suspensions or disruptions of market trading in the currency markets and commodity and related futures markets may adversely affect the value of the securities

        The currency markets and commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur in a single business day. These limits are generally referred to as "daily price fluctuation limits" and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a "limit price." Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could affect the value of any basket components and, therefore, the redemption amount at maturity and the market value of the securities before maturity.

Risks relating to currency based basket components

The liquidity and trading value of the securities and the redemption amount could be affected by the actions of the governments of the originating nations of such currency pair or currency based basket components

        Foreign exchange rates can either be fixed by sovereign governments or floating. Exchange rates of most economically developed nations are permitted to fluctuate in value relative to the value of other currencies. However, governments do not always allow their currencies to float freely in response to economic forces. Governments use a variety of techniques, such as intervention by their central bank or imposition of regulatory controls or taxes, to affect the trading value of their respective currencies.

They may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing the securities is that their liquidity, trading value and redemption amount could be affected by the actions of sovereign governments, which could change or interfere with theretofore freely determined currency valuation, fluctuations in response to other market forces and the movement of currencies across borders. There will be no adjustment or change in the terms of the securities in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of the issuance of a replacement currency or in the event of other developments affecting any currency pair or currency based basket component.

Even though a currency pair or currency based basket component is traded around-the-clock, if a secondary market for the securities develops, the securities may trade only during regular hours in the United States

        The interbank market for the currencies included in any currency pair is a global, around-the-clock market and the currency pair or currency based basket component values, as applicable, are quoted 24 hours a day. Therefore, the hours of trading for the securities, if any, may not conform to the hours during which any currency pair is traded. To the extent that U.S. markets are closed while the markets for other currencies remain open, significant price and rate movements may take place in the basket component foreign exchange markets, and thus in the basket component level, that will not be reflected immediately in the market price, if any, of the securities.

The absence of last-sale and other information about currency or currency based basket components, may affect the price of the securities

        There is no systematic reporting of last-sale information for foreign currencies. Reasonably current bid and offer information is available in certain brokers' offices, in bank foreign currency trading offices and to others who wish to subscribe for this information, but this information will not necessarily be reflected in the value of the exchange rates used to calculate the basket component return. There is no regulatory requirement that those quotations be firm or revised on a timely basis. The absence of last-sale information and the limited availability of quotations to individual investors may make it difficult for many investors to obtain timely, accurate data about the state of the basket component foreign exchange markets.

        In addition, certain relevant information relating to the originating countries the currencies of which are included in any currency pair may not be as well known or as rapidly or thoroughly reported in the United States as comparable United States developments. Prospective purchasers of the securities should be aware of the possible lack of availability of important information that can affect the value of the securities and must be prepared to make special efforts to obtain that information on a timely basis.

Changes in interest rate levels may affect the trading value of the securities

        We expect that changes in interest rates will affect the trading value of the securities linked to currency based basket components. If interest rates increase or decrease in markets based on any currency, the trading value of the securities may be adversely affected. Interest rates may affect the economies of the countries issuing the currency or reference currency, and, in turn, the exchange rates and therefore the value of the securities.

 CREDIT SUISSE

        Credit Suisse, a corporation established under the laws of, and licensed as a bank in, Switzerland, is a wholly-owned subsidiary of Credit Suisse Group. Credit Suisse's registered head office is in Zurich, and it has additional executive offices and principal branches located in London, New York, Hong Kong, Singapore and Tokyo. Credit Suisse's registered head office is located at Paradeplatz 8, CH-8070 Zurich, Switzerland, and its telephone number is 41-44-333-1111.

        Credit Suisse may act through any of its branches in connection with the securities as described in this product supplement and the accompanying prospectus supplement and prospectus.

        Credit Suisse, Nassau branch, was established in Nassau, Bahamas in 1971 and is, among other things, a vehicle for various funding activities of Credit Suisse. The Nassau branch exists as part of Credit Suisse and is not a separate legal entity, although it has independent status for certain tax and regulatory purposes. The Nassau branch is located at Shirley & Charlotte Streets, Bahamas Financial Centre, 4th Floor, P.O. Box N-4928, Nassau, Bahamas, and its telephone number is 242-356-8125.

        For further information about our company, we refer you to the accompanying prospectus supplement and prospectus and the documents referred to under "Incorporation by Reference" on page S-11 of the prospectus supplement and "Where You Can Find More Information" on page 3 of the accompanying prospectus.

USE OF PROCEEDS AND HEDGING

        Unless otherwise specified in the applicable pricing supplement, we intend to use the net proceeds from each offering (as indicated in the applicable pricing supplement) for our general corporate purposes, which may include the refinancing of our existing indebtedness outside Switzerland. We may also use some or all of the net proceeds from any offering to hedge our obligations under the securities.

        One or more of our affiliates before and following the issuance of any securities may acquire or dispose of a basket component or listed or over-the-counter options contracts in, or other derivatives or synthetic instruments related to, the basket component or the underlyings comprising a basket component to hedge our obligations under the securities. In the course of pursuing such a hedging strategy, the price at which such positions may be acquired or disposed of may be a factor in determining the levels of the basket component. Although we and our affiliates have no reason to believe that our or their hedging activities will have a material impact on the level of any basket component, there can be no assurance that the level of any basket component will not be affected.

        From time to time after issuance and prior to the maturity of the securities, depending on market conditions (including the level of the basket components), in connection with hedging certain of the risks associated with the securities, we expect that one or more of our affiliates will increase or decrease their initial hedging positions using dynamic hedging techniques and may take long or short positions in listed or over-the-counter options contracts in, or other derivative or synthetic instruments related to, any basket component, or the underlyings comprising a basket component. In addition, we or one or more of our affiliates may take positions in other types of appropriate financial instruments that may become available in the future. To the extent that we or one or more of our affiliates have a hedge position in the basket component or the underlyings comprising a basket component, we or one or more of our affiliates may liquidate a portion of those holdings at or about the time of the maturity of any securities. Depending, among other things, on future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. Our or our affiliates' hedging activities will not be limited to any particular exchange or market.

        The original issue price of the securities will include the commissions paid to CSSU with respect to the securities and the cost of hedging our obligations under the securities. The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.

 DESCRIPTION OF THE SECURITIES

        This description of the terms of the securities adds information to the description of the general terms and provisions of debt securities in the accompanying prospectus supplement and prospectus. If this description differs in any way from the description in the accompanying prospectus supplement and prospectus, you should rely on this description. If the terms described in the applicable pricing supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the applicable pricing supplement shall control.

General

        The securities will be linked to a weighted basket consisting of two or more basket components, which may be an index (an "index"), an exchange-traded fund (a "fund"), commodity (a "commodity") and the performance of one currency relative to a reference currency (a "currency pair") (each a "basket component"). The basket components to which the securities will be linked and the weighting applicable to each basket component will be specified in the applicable pricing supplement.

        The securities will not be listed on any securities exchange.

Interest

        We will not pay you interest during the term of the securities. Instead, at maturity you will receive a payment in cash, the amount of which will vary depending on whether a barrier event has occurred with respect to any basket component, the performance of the basket components during the observation period, the participation rate, if applicable, and the maximum return, if applicable, as set forth in the applicable pricing supplement.

Redemption at the option of the securityholder; defeasance

        The securities are not subject to redemption at our option or repayment at the option of any holder prior to maturity and are not subject to the defeasance provisions described in the accompanying prospectus under "Description of Debt Securities—Defeasance."

Maturity date

        The maturity date for the securities will be specified in the applicable pricing supplement; however, if a market disruption event exists on any valuation date, as determined by the calculation agent, unless otherwise specified in the applicable pricing supplement, the maturity date will be determined as discussed below under "—Market disruption events." If the scheduled maturity date is not a business day, then any payment due on the maturity date will be made on the next following business day. No interest or other payment will be payable because of any postponement of the maturity date or payment.

Certain defined terms

        Each term listed below has the meaning given to it for the purpose of this product supplement and the applicable pricing supplement, unless the context otherwise requires or the applicable pricing supplement gives the term a different meaning.

        Absolute return means the percentage change, as calculated by the calculation agent, in the closing level of the relevant basket component, comparing the basket component closing level on the valuation date to the initial levels and unless otherwise specified in the applicable pricing supplement, is calculated as follows:

absolute return = the absolute value of:	final basket component level – initial basket component level initial basket component level

        Barrier event means either an intra-day barrier event or closing barrier event, as specified in the applicable pricing supplement.

        The applicable pricing supplement may specify another method for monitoring the basket component. For example, the applicable pricing supplement may specify weekly monitoring for purposes of determining whether the basket component has increased above the upper barrier or declined below the lower barrier.

        Basket component means each basket component, as specified in the applicable pricing supplement.

        Basket return means the sum of the products of (a) the component return of each basket component and (b) the component weighting of such basket component. The "component weighting" of each basket component will be set forth in the applicable pricing supplement.

        Buffer amount means, with respect to any basket component, a percentage of the initial basket component level applicable to such basket component, as specified in the applicable pricing supplement.

        Business day means, unless otherwise specified in the applicable pricing supplement, any day other than a day that (i) is a Saturday or Sunday, (ii) is a day on which banking institutions generally in the City of New York are authorized or obligated by law, regulation or executive order to close or (iii) is a day on which transactions in dollars are not conducted in the City of New York.

        Closing barrier event means any trading day during the observation period where the closing level of the relevant basket component exceeds the upper barrier or declines below the lower barrier applicable to such basket component. The applicable pricing supplement may specify that a closing barrier event shall occur with respect to any basket component if on any trading day during the observation period, the closing level of the basket component meets or exceeds the upper barrier or meets or declines below the lower barrier applicable to such basket component.

        Closing level means, for a basket component that is:

        (a)   an index, the closing level of such index on the relevant date of calculation;

        (b)   a fund, the closing price of one share of the fund on the relevant date of calculation, multiplied by the then current share adjustment factor applicable to the fund;

        (c)   a commodity, the settlement price, fixing level or closing price of such commodity on the relevant date of calculation;

        (d)   a currency pair, the spot rate of such currency relative to the reference currency on the relevant date of calculation.

        Commodity based, when referring to a basket component, means that the basket component tracks commodity-linked instruments, as determined by the calculation agent.

        Common index business day means a day that is an index business day for all index basket components.

        Common trading day means a day that is a trading day for all basket components.

        Component Weighting of each basket component will be set forth in the applicable pricing supplement.

        Currency based, when referring to a basket component, means that the basket component tracks currency-linked instruments, as determined by the calculation agent.

        Equity based, when referring to a basket component, means that the basket component tracks or is composed of equity securities, as determined by the calculation agent.

        Final basket component level means the closing level of the relevant basket component on the final valuation date, or the arithmetic average of the closing levels of the relevant basket component on each of the averaging dates, or such other date or dates as specified in the applicable pricing supplement.

        Final commodity level means the closing level of the commodity on the final valuation date, or the arithmetic average of the closing levels of the commodity on each of the averaging dates, or such other date or dates as specified in the applicable pricing supplement.

        Final currency level means the closing level of the currency on the final valuation date, or the arithmetic average of the closing levels of the currency on each of the averaging dates, or such other date or dates as specified in the applicable pricing supplement.

        Final fund level means the closing level of the fund on the final valuation date, or the arithmetic average of the closing levels of the fund on each of the averaging dates, or such other date or dates as specified in the applicable pricing supplement.

        Final index level means the closing level of the index on the final valuation date, or the arithmetic average of the closing levels of the index on each of the averaging dates, or such other date or dates as specified in the applicable pricing supplement.

        Final basket component level means one of the following, as applicable:

  •
  final commodity level

  •
  final currency level

  •
  final index level

  •
  final fund level

        Final valuation date means the date specified in the applicable pricing supplement.

        Index business day means a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in New York City and London, United Kingdom.

        Initial basket component level means the closing level of the basket component on the trade date (the trade date will be specified in the applicable pricing supplement), or such other level as specified in the applicable pricing supplement.

        Initial commodity level means the closing level of the commodity on the trade date, or such other level as specified in the applicable pricing supplement.

        Initial currency level means the closing levels of the currency pair on the trade date, or such other level as specified in the applicable pricing supplement.

        Initial fund level means the closing level of the fund on the trade date, or such other level as specified in the applicable pricing supplement.

        Initial index level means the closing level of the index on the trade date, or such other level as specified in the applicable pricing supplement.

        Initial basket component level means one of the following, as applicable:

  •
  initial commodity level

  •
  initial currency level

  •
  initial index level

  •
  initial fund level

        Intra-day barrier event means any trading day during the observation period where the intra-day level of the relevant basket component exceeds the upper barrier or declines below the lower barrier applicable to such basket component. The applicable pricing supplement may specify that an intra-day barrier event shall occur with respect to any basket component if at any time during the observation period, the intra-day level of the basket component meets or exceeds the upper barrier or meets or declines below the lower barrier applicable to such basket component.

        Intra-day level means:

        (a)   for an index, level of such index during any trading day on that trading day;

        (b)   for a fund, the price of one share of such fund during any trading day on that trading day, multiplied by the then current share adjustment factor applicable to the fund;

        (c)   for a commodity, the settlement price or fixing level or price of such commodity during any trading day on that trading day;

        (d)   for a currency pair, the spot rate of such currency relative to the reference currency during any trading day on that trading day; and

        (e)   for a basket, the level of such basket during any trading day on that trading day, calculated in accordance with the formula set forth in the applicable pricing supplement.

        Issue price means 100% of the principal amount, unless otherwise specified in the applicable pricing supplement.

        Lower barrier means a level of the basket component equal to a percentage of the initial basket component level or a fixed level of the basket component, as specified in the applicable pricing supplement.

        Maximum Return means a percentage or level of the basket or basket component as specified in the applicable pricing supplement.

        Observation period means the period commencing on (and including) the trading day immediately following the trade date to (and including) the final valuation date or the last averaging date, as applicable, or such other period as may be specified in the applicable pricing supplement.

        Principal amount means the denomination of the security, which will be $1,000 or another amount per security, as specified in the applicable pricing supplement.

        Reference currency means the currency specified in the applicable pricing supplement.

        Relevant exchange means:

        (a)   for each equity based basket component separately, the primary organized exchanges or markets of trading for (i) any security then included in, or, for a fund, any security issued by, such basket component, or (ii) any futures or options contract or fund related to such basket component or to any security then included in, or, for a fund, any security of, such basket component;

        (b)   for each currency included in a currency based basket component, the exchange specified for the currency or its successor; and

        (c)   for each commodity, any primary exchange or market of trading related to such commodity or any futures or options contracts, as applicable.

        Share adjustment factor for each basket component that is a fund means, unless otherwise specified in the applicable pricing supplement, 1.0, subject to adjustments as described under "—Anti-dilution adjustments for funds" below.

        Spot rate means:

        (a)   the reference currency per the currency's spot rate in the interbank market, expressed as either (i) the amount of reference currency per one currency, as reported by Reuters Group PLC ("Reuters") on the relevant page or by Bloomberg, L.P. ("Bloomberg") on the relevant page, or any Reuters or Bloomberg substitute page, or (ii) one divided by the amount of currency per one unit of reference currency, as reported by Reuters on the relevant page or by Bloomberg on the relevant page, or any Reuters or Bloomberg substitute page;

        (b)   the currency per the reference currency's spot rate in the interbank market, expressed as either (i) the amount of currency per one reference currency, as reported by Reuters on the relevant page or by Bloomberg on the relevant page, or any Reuters or Bloomberg substitute page, or (ii) one divided by the amount of reference currency per one unit of currency, as reported by Reuters on the relevant page or by Bloomberg on the relevant page, or any Reuters or Bloomberg substitute page; or

        (c)   such other currency spot rate reference source specified in the relevant pricing supplement.

        The applicable pricing supplement will specify whether the spot rate is expressed as the reference currency per the currency's spot rate or the currency per the reference currency's spot rate, whether the Reuters, Bloomberg or other spot rate is used, the relevant page on which the spot rate can be found, and if applicable, the approximate time of the day at which the relevant page will be consulted to determine the spot rate.

        Trading day means:

        (a)   for each equity based basket component separately, a day, as determined by the calculation agent, on which trading is generally conducted on the relevant exchange for the basket component; and

        (b)   for each commodity based basket component, a day, as determined by the calculation agent, on which the relevant exchange for such commodity is open for trading during its regular trading session, notwithstanding any such relevant exchange closing prior to its scheduled closing time, and

        (c)   for each currency based basket component, a day, as determined by the calculation agent, during which trading in such currency and reference currency occurs.

        Upper barrier means a level of the basket component equal to a percentage of the initial basket component level or a fixed level of the basket component, as specified in the applicable pricing supplement.

Redemption at maturity

        Unless previously redeemed, or purchased by us and cancelled, each security will be redeemed on the maturity date at the cash redemption amount described below.

Redemption amount

        We will redeem the securities at maturity for the redemption amount, which may be zero and will vary depending on the performance of the basket, subject to the maximum return, if applicable. Your principal is protected against a decline in any basket component up to the applicable buffer amount. Your investment will be fully exposed to any decline in any basket component in excess of the buffer amount.

        The redemption amount is based on the basket return, which in turn is based on the performance of the basket components, and is calculated as follows, subject to the maximum return, if applicable:

$1,000 + ($1,000 × basket return)

        The basket return is the sum of the products of (a) the component return of each basket component and (b) the component weighting of such basket component. The "component weighting" of each basket component will be set forth in the applicable pricing supplement.

        The component return for each basket component will depend on whether a barrier event has occurred with respect to such basket component, the performance of such basket component on the valuation date and the participation rate, if applicable. The component return for each basket component is determined as follows:

If a barrier event has not occurred with respect to the relevant basket component

  If a participation rate does not apply

    If a barrier event has not occurred with respect to the relevant basket component and a participation rate is not specified in the applicable pricing supplement, the component return for such basket component will equal the absolute return of such basket component.

  If a participation rate does apply

    If a barrier event has not occurred with respect to the relevant basket component and a participation rate is specified in the applicable pricing supplement, the component return for such basket component will equal:

            (a)   if the final level is greater than the initial level, the product of the absolute return and the participation rate

            (b)   if the final level is less than or equal to the initial level, the absolute return

If a barrier event has occurred with respect to the relevant basket component

        If a barrier event has occurred with respect to the relevant basket component, the component return for such basket component will be equal to:

[((final level – initial level)/initial level + the buffer amount, subject to a maximum of zero]

Adjustments to valuation dates and payment dates

        A "valuation date" is any final valuation date, averaging date, trade date (as that term is defined in the applicable pricing supplement) or other date specified in the pricing supplement on which a value for a basket component is required and is subject to adjustment as described below.

        Upon an adjustment to a valuation date other than a trade date, the maturity date or any other date (such as a redemption date) on which a payment is made to securityholders based on the value of a basket component on a valuation date (together with a maturity date, a "payment date") will be adjusted as well. Payment dates will also be adjusted if they are non-business days. No interest or other payment will be payable because of any such adjustment.

        As used in the following sections, "basket component" refers to an individual index, fund, commodity or currency to which a security is linked. Adjustments for market disruption events will be applied to the individual basket components.

        The applicable pricing supplement may specify an alternative method of adjustment to valuation dates and payment dates which applies to a specific issuance of securities.

Equity based basket components

  Adjustments to valuation dates

        Unless otherwise specified in the applicable pricing supplement, for basket components which are equity based, the following adjustments will be made for market disruption events and non-trading days or non-common trading days, as applicable.

        If:

        (a)   a valuation date is not a trading day or, for a basket, a common trading day; or

        (b)   a market disruption event for any basket component occurs or is continuing on a valuation date,

then the applicable valuation date for the basket component or the basket, as applicable, will be postponed to the immediately succeeding trading day, or, for a basket, common trading day, on which no market disruption event for any basket component occurs or is continuing. The valuation date will not be postponed later than the fifth scheduled trading day or, for a basket, scheduled common trading day, after the valuation date (the "fifth day").

        If:

        (a)   the fifth day is not a trading day, or, for a basket, a common trading day; or

        (b)   a market disruption event for any basket component occurs or is continuing on the fifth day,

        then, on the fifth day the calculation agent will determine the closing level of:

        (x)   the basket component; or

        (y)   any basket component for which the fifth day is not a trading day or for which a market disruption event occurs or is continuing on the fifth day (a "disrupted basket component"),

using the formula for, and method of calculating, the closing level last in effect prior to the commencement of the market disruption event or initial non-trading day for the basket component or each disrupted basket component, using the closing level of each constituent of the basket component (or, if trading in the relevant constituents has been materially suspended or materially limited, the calculation agent's good faith estimate of the closing level that would have prevailed but for such suspension or limitation or non-trading day) on the fifth day, and/or, for a fund, and at the calculation agent's discretion, the mean, as determined by the calculation agent, of the bid prices for shares of the fund on the fifth day obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. (Bids of Credit Suisse or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained.)

        For a basket, the calculation agent will then calculate the closing level for the basket using:

        (a)   for non-disrupted basket components, the published closing levels of such basket components on the fifth day; and

        (b)   for disrupted basket components, the calculation agent's determination of the closing levels of such basket components.

  Consequences for adjustments to valuation dates and non-business days

        If the scheduled payment date is not a business day, then the payment date will be the next succeeding business day following such scheduled payment date. If, due to a market disruption event or otherwise, the final valuation date or final averaging date is postponed so that it falls on a day that is less than three business days prior to the scheduled payment date, the payment date will be the third business day following such final valuation date or final averaging date, as postponed. No interest or other payment will be payable because of any postponement of the payment date.

  Market disruption events

        With respect to an equity based basket component, a "market disruption event" means a determination by the calculation agent in its sole discretion that the occurrence of continuance of one or more of the following events materially interfered or interferes with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the securities:

  •
  for a basket component which is a fund, the occurrence or existence of a suspension, absence or material limitation of trading in shares of the fund on the relevant exchange for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the relevant exchange as a result of which the reported trading prices for the fund shares during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate;

  •
  a suspension, absence or material limitation of trading of stocks then constituting 20% or more of the level of the basket component (or the relevant successor basket component) or an index which underlies a fund (or its relevant successor) on the relevant exchanges for such securities for more than two hours of trading during, or during the one hour period preceding the close of, the principal trading session on such relevant exchanges; or

  •
  a breakdown or failure in the price and trade reporting systems of any relevant exchange as a result of which the reported trading prices for stocks then constituting 20% or more of the level of the basket component (or the relevant successor basket component) or an index which underlies a fund (or its relevant successor) during the one hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate; or

  •
  a suspension, absence or material limitation of trading on any major securities market for trading in futures or options contracts or exchange traded funds related to the basket component (or the relevant successor basket component) or an index which underlies a fund (or its relevant successor) for more than two hours of trading during, or during the one hour period preceding the close of, the principal trading session on such market; or

  •
  a decision to permanently discontinue trading in the relevant futures or options contracts or exchange traded funds.

        For the purpose of determining whether a market disruption event exists at any time, if trading in a security included in the basket component (or the relevant successor basket component) or an index which underlies a fund (or its relevant successor) is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the disrupted basket component (or the relevant successor basket component) or an index which underlies a fund (or its relevant successor) shall be based on a comparison of:

  •
  the portion of the level of the basket component (or the relevant successor basket component) or an index which underlies a fund (or its relevant successor) attributable to that security, relative to

  •
  the overall level of the basket component (or the relevant successor basket component) or an index which underlies a fund (or its relevant successor),

in each case, immediately before that suspension or limitation.

        For purposes of determining whether a market disruption event has occurred:

  •
  a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market;

  •
  limitations pursuant to the rules of any relevant exchange similar to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80B as determined by the calculation agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;

  •
  a suspension of trading in futures or options contracts or exchange traded funds on the index by the primary securities market trading in such contracts or funds by reason of;
  •
  a price change exceeding limits set by such exchange or market;

  •
  an imbalance of orders relating to such contracts or funds; or

  •
  a disparity in bid and ask quotes relating to such contracts or funds will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts or exchange traded funds related to the index; and

  •
  a "suspension, absence or material limitation of trading" on any relevant exchange or on the primary market on which futures or options contracts or exchange traded funds related to the basket component are traded will not include any time when such market is itself closed for trading under ordinary circumstances.

Commodity based basket components

  Adjustments to valuation dates for commodity based indices and funds

        Unless otherwise specified in the applicable pricing supplement, for basket components or baskets composed exclusively of basket components which are commodity based, the following adjustments will be made for market disruption events and non-trading days.

        If a market disruption event or a force majeure event affecting any commodity included in a basket component is in effect on a valuation date or if any valuation date is not a trading day with regard to any commodity, the calculation agent will calculate the closing level of the basket component for the valuation date using:

        (a)   for each commodity, the weight of the commodity within the commodity based basket component on the valuation date;

        (b)   for each commodity for which the valuation date was a trading day and which did not suffer a market disruption event or a force majeure event on such day, the closing price for such commodity on that day; and

        (c)   subject to the following paragraph, for each commodity for which the valuation date was not an trading day or which suffered a market disruption event or a force majeure event on such valuation date, the closing price for the commodity on the immediately succeeding trading day for such commodity on which no market disruption event or a force majeure event occurs or is continuing with respect to or affecting such commodity (a "Good Day").

        If a Good Day does not occur by:

        (x)   the scheduled trading day after a trade date (as that term is defined in the pricing supplement); or

        (y)   the fifth scheduled trading day after the scheduled valuation date (other than a trade date),

then the calculation agent will determine and use the closing price for the affected commodity on the scheduled trading day after the trade date or the fifth scheduled trading day (as applicable) in good faith and in a commercially reasonable manner.

  Consequences for adjustments to valuation dates and non-business days for commodity based basket components

        If an adjustment is made for market disruption events and non-trading days, and the date as of which the calculation agent determines the closing level of a basket component falls less than three business days prior to the scheduled payment date, as applicable, corresponding to such valuation date, such payment date, as applicable, will be postponed to the third index business day following the date as of which the calculation agent determines the closing level of the basket component for such valuation date. If a scheduled payment date is not an index business day, such payment date will be postponed to the next succeeding index business day, subject to postponement in the event that a market disruption event exists on the applicable valuation date as described above. No interest or other payment will be payable because of any postponement of the payment date.

  Market disruption events for commodity based indices and funds

        If the sponsor of a commodity based basket component is required on an index business day to calculate the closing price for any commodity in a manner different than the typical practice due to the occurrence or continuance of an event, other than a force majeure event (as defined below), then such event will be a "market disruption event" with respect to such commodity.

        The sponsor will not calculate the closing level in the event of an event or circumstance (including, without limitation, a systems failure, natural or man-made disaster, Act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) that is beyond the reasonable control of the sponsor and that the sponsor determines, in its discretion, affects any basket component (a "force majeure event"). If a force majeure event occurs on an index business day, the sponsor may, in its discretion, take one or more of the following actions: (i) make such determinations and/or adjustments as it considers appropriate to determine the closing level; or (ii) defer publication of information relating to the basket component until the next index business day on which it determines that no force majeure event exists.

Currency based basket components

  Adjustments to valuation dates for currency based indices and funds

        Unless otherwise specified in the applicable pricing supplement, for basket components or baskets composed exclusively of basket components which are currency based, the following adjustments will be made for market disruption events, force majeure events and non-index business days.

        If:

        (a)   a valuation date is not an index business day or, for a basket, a common index business day; or

        (b)   a market disruption event or force majeure event for any basket component occurs or is continuing on a valuation date,

then the applicable valuation date for the basket component or the basket, as applicable, will be postponed to the immediately succeeding index business day, or, for a basket, common index business day, on which no market disruption event or force majeure event for any basket component occurs or is continuing. The valuation date will not be postponed later than the fifth scheduled index business day or, for a basket, scheduled common index business day, after the valuation date (the "fifth day").

        If:

        (a)   the fifth day is not an index business day, or, for a basket, a common index business day; or

        (b)   a market disruption event or force majeure event for any basket component occurs or is continuing on the fifth day,

then, on the fifth day the calculation agent will determine the closing level of,

        (x)   the basket component; or

        (y)   any basket component for which the fifth day is not an index business day or for which a market disruption event or force majeure event occurs or is continuing on the fifth day (a "disrupted basket component"), using the formula for, and method of calculating, the closing level last in effect prior to the commencement of the market disruption event, force majeure event or initial non-index business day for the basket component or each disrupted basket component, using the level of each constituent of the basket component (or, if trading in the relevant constituents has been materially suspended or materially limited, the calculation agent's good faith estimate of the closing level that would have prevailed but for such suspension or limitation or non-index business day) on the fifth day.

        For a basket, the calculation agent will then calculate the closing level for the basket using:

        (a)   for non-disrupted basket components, the published closing levels of such basket components on the fifth day; and

        (b)   for disrupted basket components, the calculation agent's determination of the closing levels of such basket components.

  Consequences for adjustments to valuation dates and non-business days for currency based indices and funds

        If the scheduled payment date is not a business day, then the payment date will be the next succeeding business day following such scheduled payment date. If the final valuation date or final averaging date is postponed so that it falls on a day that is less than three business days prior to the scheduled payment date, the payment date will be the third business day following such final valuation date or final averaging date, as postponed. No interest or other payment will be payable because of any postponement of the payment date.

  Market disruption events and force majeure events for currency based indices and funds

        With respect to a currency based basket component, a "market disruption event" means any of the following:

  •
  A currency exchange rate used in the calculation of the basket component splits into dual or multiple exchange rates;

  •
  An event occurs that generally makes it impossible to convert an currency used in the calculation of the basket component (an "index currency") into U.S. dollars in the home country for such index currency (the "index currency jurisdiction") through customary legal channels;

  •
  An event occurs that generally makes it impossible to deliver U.S. dollars from accounts inside an index currency jurisdiction to accounts outside that index currency jurisdiction, or to deliver an index currency between accounts inside the index currency jurisdiction for such index currency or to a party that is a non-resident of the relevant index currency jurisdiction;

  •
  The occurrence of a default, event of default or other similar condition or event with respect to any security or indebtedness of, or guaranteed by, any governmental authority in relation to an index currency;

  •
  Any change in, or amendment to, the laws or regulations prevailing in the index currency jurisdiction in respect of any index currency, or any change in any application or official interpretation of such laws or regulations, or any other governmental action that the calculation agent determines may cause another market disruption event to occur or that leads or may lead to the introduction of a currency peg regime;

  •
  The occurrence of an event that makes it impossible or not reasonably practicable to obtain a firm quote for a currency exchange rate relevant to the basket component;

  •
  Any nationalization, confiscation, expropriation, requisition or other action by a relevant governmental authority that deprives Credit Suisse or any of its affiliates of all or substantially all of its assets in the relevant jurisdiction;

  •
  The sponsor of the basket component determines that there is a material difference in a relevant currency rate as determined by reference to the rate source for the basket component and any other market source;

  •
  It becomes impossible to obtain a relevant currency exchange rate, either from the source for that rate or by the sponsor of the basket component itself acting in good faith in a commercially reasonable manner;

  •
  The sponsor of the basket component determines that Credit Suisse or any of its affiliates would be unable, after using commercially reasonable efforts, to acquire, establish, re-establish, substitute, maintain, unwind or dispose of any hedge position relating to the instruments or other relevant index-linked transactions, or to realize, recover or remit the proceeds of any such transactions (such an event, a "hedging disruption event"); and

  •
  Any event that the sponsor of the basket component determines may lead to any of the foregoing events.

        In addition, the sponsor will not calculate the closing level in the event of an event or circumstance (including, without limitation, a systems failure, natural or man-made disaster, Act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance)

that is beyond the reasonable control of the sponsor and that the sponsor determines, in its discretion, affects the index or any index currency (a "force majeure event"). If a force majeure event occurs on a business day, the sponsor may, in its discretion, take one or more of the following actions: (i) make such determinations and/or adjustments as it considers appropriate to determine the index closing level; or (ii) defer publication of information relating to the index until the next business day on which it determines that no force majeure event exists.

Commodities

        With respect to any relevant exchange and any commodity, a "market disruption event" means:

  •
  a suspension, absence or material limitation of trading in (i) such commodity on its relevant exchange, as determined by the calculation agent, or (ii) futures or options contracts relating to such commodity on the relevant exchange for those contracts, as determined by the calculation agent;

  •
  any event that materially disrupts or impairs, as determined by the calculation agent, the ability of market participants to (i) effect transactions in, or obtain market values for, such commodity on its relevant exchange, or (ii) effect transactions in, or obtain market values for, futures or options contracts relating to such commodity on its relevant exchange;

  •
  the closure on any day of the relevant exchange for such commodity on a scheduled trading day prior to the scheduled weekday closing time of such relevant exchange (without regard to after hours or any other trading outside of the regular trading session hours) unless such earlier closing time is announced by the relevant exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such relevant exchange on such scheduled trading day for such relevant exchange and (ii) the submission deadline for orders to be entered into the relevant exchange system for execution at the close of trading on such scheduled trading day for such relevant exchange;

  •
  any scheduled trading day on which (i) the relevant exchange for such commodity or (ii) the relevant exchanges or quotation systems, if any, on which futures or options contracts on such commodity are traded, fails to open for trading during its regular trading session;

in each case as determined by the calculation agent in its sole discretion; and

  •
  a determination by the calculation agent in its sole discretion that the event described above materially interfered with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the securities.

        For purposes of determining whether a market disruption event with respect to a commodity has occurred, unless otherwise specified in the applicable pricing supplement, the following events will not be market disruption events:

  •
  a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant exchange; or

  •
  a decision to permanently discontinue trading in the futures or options contracts relating to a commodity.

However, the failure of Bloomberg Financial Markets to announce or publish the relevant official settlement price or fixing level for the relevant commodity will constitute a market disruption event with respect to such commodity.

        For this purpose, an "absence of trading" on the relevant exchange on which futures or options contracts related to a commodity are traded will not include any time when such relevant exchange is itself closed for trading under ordinary circumstances.

        In contrast, a suspension or limitation of trading in a commodity, or futures or options contracts related to a commodity, if available, on their relevant exchanges, by reason of any of:

  •
  a price change exceeding limits set by such relevant exchange,

  •
  an imbalance of orders, or

  •
  a disparity in bid and ask quotes,

will constitute a suspension or material limitation of trading.

Discontinuation of a commodity; alteration of method of calculation

        With respect to any commodity, if the relevant exchange discontinues trading in any commodity, the calculation agent may, in its sole discretion, replace such commodity with another commodity, the price of which is quoted on any relevant exchange, that the calculation agent, in its sole discretion, determines to be comparable to the discontinued commodity (such replacement commodity will be referred to herein as a "successor commodity"), then any settlement price or fixing level, as applicable, for such discontinued commodity on any relevant valuation date or other relevant date on which such settlement price or fixing level, as applicable, is to be determined will be determined by reference to the level of such commodity at the close of trading on the relevant exchange or market for the successor commodity on such day.

        Upon any selection by the calculation agent of a successor commodity, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the securities.

        If the relevant exchange discontinues trading in any commodity prior to, and such discontinuation is continuing on, any valuation date or other relevant date on which the settlement price or fixing level, as applicable, for such commodity is to be determined, and the calculation agent determines, in its sole discretion, that no successor commodity is available at such time, or the calculation agent has previously selected a successor commodity and trading of such successor commodity is discontinued prior to, and such discontinuation is continuing on, such valuation date or other relevant date, then the calculation agent will determine the settlement price or fixing level, as applicable, for such commodity or successor commodity, as applicable, for such date; provided that, if the calculation agent determines that no successor commodity exists for the discontinued commodity, the settlement price or fixing level, as applicable, for such commodity will be the settlement price or fixing level, as applicable, that the calculation agent, in its sole discretion, determines to be fair and commercially reasonable under the circumstances at approximately 10:00 a.m., New York City time, on the date following the relevant valuation date or other relevant date.

        Notwithstanding these alternative arrangements, discontinuation of trading in any of the commodities on the relevant exchange may adversely affect the value of the securities.

        If at any time the method of calculating the price of any commodity or successor commodity, as applicable, is changed in a material respect by the relevant exchange, or if the reporting thereof is in any other way modified so that such price does not, in the opinion of the calculation agent, fairly represent the value of such commodity, the calculation agent shall, at the close of business in New York City on each day on which the settlement price or fixing level, as applicable, for such commodity or successor commodity, as applicable, is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a value for such commodity or successor commodity, as applicable. The calculation agent shall cause written notice of such calculations and adjustments to be furnished to the holders of the securities.

Currencies

        With respect to any currency, a "market disruption event" occurs if the calculation agent determines that a market disruption event has occurred or is continuing. These events may include disruptions or suspensions of trading in the markets as a whole or general inconvertibility or general non-transferability (as defined below) of one or more currencies. If the calculation agent, in its sole discretion, determines that any of these events prevents it from valuing a currency, determining whether a barrier event has occurred or calculating the redemption amount in a commercially reasonable manner and in accordance with general market practice.

        "General inconvertibility," as used herein, means the occurrence of any event that generally makes it impossible to convert any currency referred to herein into U.S. dollars in the country of such currency through customary legal channels.

        "General non-transferability," as used herein, means the occurrence of any event that generally makes it impossible to deliver (a) U.S. dollars from accounts inside the country of any currency referred to herein to accounts outside such country or (b) any currency referred to herein between accounts inside the country of such currency or to a party that is a non-resident of such country.

        Additional market disruption events, as well as any alternative method in which payment will be calculated in the event of a market disruption event, may be set forth in the applicable pricing supplement.

Hybrid baskets

        If a basket contains a mix of commodities, currencies, equity based, commodity based or currency based basket components (a "hybrid basket"), the valuation date for each basket component will be adjusted in accordance with the provisions set out above. If there are two or more basket components which are commodities or currencies, or are equity based, commodity based or currency based, the valuation date for those basket components will be adjusted as if the basket components formed a basket by themselves.

        If the scheduled payment date for a hybrid basket is not a business day, then the payment date will be the next succeeding business day following such scheduled payment date. If, due to a market disruption event occurring with respect to any basket component or otherwise, the final valuation date or final averaging date for any basket component is postponed so that it falls on a day that is less than three business days prior to the scheduled payment date, the payment date will be the third business day following the last final valuation date or final averaging date, as postponed, to occur for the basket components.

Changes to basket components

Change in the methodology of a commodity based index

        The sponsor of an index which is commodity based may modify the methodology used to determine the index as it deems appropriate if the sponsor is of the view that such change is required in light of fiscal, market, regulatory, juridical or financial circumstances (including, but not limited to, any changes to or any suspension or termination of or any other events affecting any commodity. The sponsor may also make modifications to the terms of the index in any manner that it may deem necessary or desirable, including (without limitation) to correct any manifest or proven error or to cure, correct or supplement any defective provision used to determine the index closing level. The sponsor will publish notice of any such modification or change and the effective date thereof as described above.

Change in methodology and correction of a currency based index

        The sponsor of an index which is currency based may modify the methodology used to determine the index as it deems appropriate if the sponsor is of the view that such change is required in light of fiscal, market, regulatory, juridical or financial circumstances (including, but not limited to, any changes to or any suspension or termination of or any other events affecting any index currency). The sponsor may also make modifications to the terms of an index in any manner that it may deem necessary or desirable, including (without limitation) to correct any manifest or proven error or to cure, correct or supplement any defective provision used to determine the closing level of the index.

        If the level of any index made available on a business day is subsequently corrected by the sponsor no later than two business days after the business day on which the original closing level was made available, the sponsor may, at its discretion, make such adjustments to the closing level affected by such correction, acting in good faith and in a commercially reasonable manner.

Index adjustments and cancellations of a currency based index

        If a force majeure event or a hedging disruption event occurs in respect of the currency based index, the sponsor may adjust an index, amend the methodology of the index, delay the calculation of the closing level of the index or cancel and permanently cease to calculate the index. Force majeure events and hedging disruption events include any event as a result of which it would become difficult or impossible for the sponsor to calculate the index or for us to carry out hedging arrangements in relation to the securities. Investors should review these provisions carefully as they may have an adverse effect on the securities.

Discontinuation of an index; alteration of method of calculation

        If the sponsor of an index discontinues publication of the index and the sponsor or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued index (such index being referred to herein as an "successor index"), then any closing level will be determined by reference to the level of such successor index at the close of trading on the relevant exchange or market for the successor index on any date on which a value for the index must be taken for the purposes of the security, including any valuation date ("relevant date").

        Upon any selection by the calculation agent of a successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the securities or securities.

        If the sponsor discontinues publication of the index prior to, and such discontinuance is continuing on, any relevant date, and the calculation agent determines, in its sole discretion, that no successor index is available at such time, or the calculation agent has previously selected a successor index and publication of such successor index is discontinued prior to and such discontinuation is continuing on such relevant date, then the calculation agent will determine the index closing level for such date. The index closing level will be computed by the calculation agent in accordance with the formula for and method of calculating the index or successor index, as applicable, last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently comprising the index or successor index, as applicable. Notwithstanding these alternative arrangements, discontinuance of the publication of the index or successor index, as applicable, may adversely affect the value of the securities.

        If at any time the method of calculating the index or a successor index, or the level thereof, is changed in a material respect, or if the index or an successor index is in any other way modified so that such index does not, in the opinion of the calculation agent, fairly represent the level of the index or such successor index had such changes or modifications not been made, then, from and after such time, the calculation agent will, at the close of business in New York City on each date on which the index closing level is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a stock index comparable to the index or such successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the closing level with reference to the index or such successor index, as adjusted. Accordingly, if the method of calculating the index or an successor index is modified so that the level of the index or such successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the index or such successor index), then the calculation agent will adjust the index or such successor index in order to arrive at a level of the index or such successor index as if there had been no such modification (e.g., as if such split had not occurred).

Discontinuance of a fund and/or its tracked index; alteration of method of calculation

        If a fund is liquidated or otherwise terminated (a "liquidation event"), then any level of the fund required for the purposes of the securities will be determined by the calculation agent and will be deemed to equal the product of (i) the closing level of the index which the fund seeks to track (the "tracked index") (or any successor index to the tracked index, as described below) on any relevant date (taking into account any material changes in the method of calculating the tracked index following such liquidation event) times (ii) a fraction, the numerator of which is the closing price of the fund and the denominator of which is the closing level of the tracked index (or any successor tracked index, as described below), each determined as of the last day prior to the occurrence of the liquidation event on which a closing price of the fund was available.

        If the publisher of the tracked index (the "sponsor") discontinues publication of the tracked index and the sponsor or another entity publishes a successor or substitute index that the issuer, as the calculation agent, determines, in its sole discretion, to be comparable to the discontinued tracked index (such index being referred to herein as a "successor tracked index"), then any subsequent closing level following a liquidation event will be determined by reference to the published value of such successor tracked index at the regular weekday close of trading on any trading day on which the closing level is relevant to the payment at maturity.

        Upon any selection by the calculation agent of a successor tracked index, the calculation agent will cause written notice thereof to be furnished to the trustee, to us and to DTC, as holder of the security, within three trading days of such selection. We expect that such notice will be passed on to you, as a beneficial owner of the security, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

        If the sponsor discontinues publication of the tracked index prior to, and such discontinuance is continuing on, the relevant date following a liquidation event and the issuer, as the calculation agent, determines, in its sole discretion, that no successor tracked index is available at such time, then the calculation agent will determine the closing level of the tracked index for such date. Such closing level will be computed by the calculation agent in accordance with the formula for calculating the tracked index last in effect prior to such discontinuance, using the closing level (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing level that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on the relevant date of each security most recently composing the tracked index without any rebalancing or substitution of such securities following such discontinuance. Notwithstanding these alternative arrangements, discontinuance of the publication of the tracked index may adversely affect the value of the securities.

Anti-dilution adjustments for funds

  Share splits and reverse share splits

        If the shares of a fund are subject to a share split or reverse share split, then once such split has become effective, the share adjustment factor, which will initially be set at 1.0, will be adjusted so that the new share adjustment factor shall equal the product of:

        (a)   the prior share adjustment factor, and

        (b)   the number of shares which a holder of one share of a fund before the effective date of the share split or reverse share split would have owned or been entitled to receive immediately following the applicable effective date.

  Share dividends or distributions

        If a fund is subject to a share dividend, i.e., an issuance of additional shares of a fund that is given ratably to all or substantially all holders of shares of a fund, then, once the dividend or distribution has become effective and the shares of a fund are trading ex-dividend, the share adjustment factor will be adjusted so that the new share adjustment factor shall equal the prior share adjustment factor plus the product of:

        (a)   the prior share adjustment factor, and

        (b)   the number of additional shares issued in the share dividend or distribution with respect to one share of a fund.

  Non-cash distributions

        If a fund distributes shares of capital stock, evidences of indebtedness or other assets or property of a fund to all or substantially all holders of shares of a fund (other than (i) share dividends or distributions referred to under "—Share dividends or distributions" above and (ii) cash dividends referred under "—Extraordinary cash dividends or distributions" below), then, once the distribution has become effective and the shares of a fund are trading ex-dividend, the share adjustment factor will be adjusted so that the new share adjustment factor shall equal the product of:

        (a)   the prior share adjustment factor, and

        (b)   a fraction, the numerator of which is the current market price of one share of a fund and the denominator of which is the amount by which such current market price exceeds the fair market value of such distribution.

        The "current market price" of a fund means the arithmetic average of the closing prices of one share of a fund for the ten trading days prior to the trading day immediately preceding the ex-dividend date of the distribution requiring an adjustment to the share adjustment factor.

        "Ex-dividend date" means the first trading day on which transactions in the shares of a fund trade on the relevant exchange without the right to receive that cash dividend or other cash distribution.

        The "fair market value" of any such distribution means the value of such distribution on the ex-dividend date for such distribution, as determined by the calculation agent. If such distribution consists of property traded on the ex-dividend date on a U.S. national securities exchange, the fair market value will equal the closing price of such distributed property on such ex-dividend date.

  Extraordinary cash dividends or distributions

        A dividend or other distribution consisting exclusively of cash to all or substantially all holders of shares of a fund will be deemed to be an extraordinary cash dividend if its per share value exceeds that of the immediately preceding non-extraordinary cash dividend, if any, for a fund by an amount equal to at least 10% of the closing price of a fund on the first trading day immediately preceding the ex-dividend date.

        If an extraordinary cash dividend occurs, the share adjustment factor will be adjusted so that the new share adjustment factor shall equal the product of:

        (a)   the prior share adjustment factor, and

        (b)   a fraction, the numerator of which is the closing price of a fund on the trading day before the ex-dividend date and the denominator of which is the amount by which that closing price exceeds the extraordinary dividend amount.

Events of default and acceleration

        In case an event of default (as defined in the accompanying prospectus) with respect to any securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the securities (in accordance with the acceleration provisions set forth in the accompanying prospectus) will be determined by the calculation agent and will equal, for each security, the arithmetic average, as determined by the calculation agent, of the fair market value of the securities as determined by at least three but not more than five broker-dealers (which may include CSSU or any of our other subsidiaries or affiliates) as will make such fair market value determinations available to the calculation agent.

Purchases

        We may at any time purchase any securities, which may, in our sole discretion, be held, sold or cancelled.

Cancellation

        Upon the purchase and surrender for cancellation of any securities by us or the redemption of any securities, such securities will be cancelled by the trustee.

Book-entry, delivery and form

        We will issue the securities in the form of one or more fully registered global securities, or the global notes, in denominations of $1,000 or integral multiples of $1,000 greater than $1,000. We will deposit the notes with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, as the depositary, and will register the notes in the name of Cede & Co., DTC's nominee. Your beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

        As long as the securities are represented by the global notes, we will pay the redemption amount on the securities, if any, to or as directed by DTC as the registered holder of the global notes. Payments to DTC will be in immediately available funds by wire transfer. DTC will credit the relevant accounts of their participants on the applicable date.

        For a further description of procedures regarding global securities representing book-entry securities, we refer you to "Description of Debt Securities—Book-Entry System" in the accompanying prospectus and "Description of Notes—Book-Entry, Delivery and Form" in the accompanying prospectus supplement.

Calculation agent

        Unless otherwise specified in the applicable pricing supplement, the calculation agent is Credit Suisse International, an affiliate of ours. The calculations and determinations of the calculation agent will be final and binding upon all parties (except in the case of manifest error). The calculation agent will have no responsibility for good faith errors or omissions in its calculations and determinations, whether caused by negligence or otherwise. The calculation agent will not act as your agent. Because the calculation agent is an affiliate of ours, potential conflicts of interest may exist between you and the calculation agent. Please refer to "Risk Factors—There may be potential conflicts of interest."

Further issues

        We may from time to time, without notice to or the consent of the registered holders of the securities, create and issue further securities ranking on an equal basis with the securities being offered hereby in all respects. Such further securities will be consolidated and form a single series with the securities being offered hereby and will have the same terms as to status, redemption or otherwise as the securities being offered hereby.

Notices

        Notices to holders of the securities will be made by first class mail, postage prepaid, to the registered holders.

 THE UNDERLYING

        The basket components to which the securities will be linked will be specified in the applicable pricing supplement.

 CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion summarizes certain United States federal income tax consequences of owning and disposing of securities that may be relevant to holders of securities that acquire their securities from us as part of the original issuance of the securities. This discussion applies only to holders that hold their securities as capital assets within the meaning of the Internal Revenue Code (the "Code"). Further, this discussion does not address all of the U.S. federal income tax consequences that may be relevant to you in light of your individual circumstances or if you are subject to special rules, such as if you are a:

  •
  financial institution,

  •
  mutual fund,

  •
  tax-exempt organization,

  •
  insurance company,

  •
  dealer in securities or foreign currencies,

  •
  person (including traders in securities) using a mark-to-market method of accounting,

  •
  person who holds securities as a hedge or as part of a straddle with another position, constructive sale, conversion transaction or other integrated transaction, or

  •
  an entity that is treated as a partnership for U.S. federal income tax purposes.

        The discussion is based upon the Code, law, regulations, rulings and decisions in effect as of the date of this product supplement, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and foreign laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the "IRS") has been or will be sought as to the U.S. federal income tax consequences of the ownership and disposition of securities, and the following discussion is not binding on the IRS.

        For purposes of this discussion, the term "U.S. holder" means (1) a person who is a citizen or resident of the United States, (2) a corporation created or organized in or under the laws of the United States or any state thereof or the district of Columbia, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (4) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes. If a partnership holds securities, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding securities, you should consult your tax advisor regarding the tax consequences to you from the partnership's purchase, ownership and disposition of the securities.

        You should consult your tax advisor as to the specific tax consequences to you of owning and disposing of securities, including the application of federal, state, local and foreign income and other tax laws based on your particular facts and circumstances.

        IRS CIRCULAR 230 REQUIRES THAT WE INFORM YOU THAT ANY TAX STATEMENT HEREIN REGARDING ANY US FEDERAL TAX IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING ANY PENALTIES. ANY SUCH STATEMENT HEREIN WAS WRITTEN TO SUPPORT THE MARKETING OR PROMOTION OF THE TRANSACTION(S) OR MATTER(S) TO WHICH THE STATEMENT RELATES. A PROSPECTIVE INVESTOR (INCLUDING A TAX-EXEMPT INVESTOR) IN THE SECURITIES SHOULD CONSULT ITS OWN TAX ADVISOR IN DETERMINING THE TAX

CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES, INCLUDING THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

U.S. Holders Generally

        The treatment of the securities for U.S. federal income tax purposes is uncertain. The Issuer intends to treat the securities as a prepaid, cash-settled financial contract, with respect to the stocks that comprise the reference index or indices, that is eligible for open transaction treatment for U.S. federal income tax purposes and by purchasing the securities, you agree with us (in the absence of an administrative or judicial ruling to the contrary) to treat your securities for all tax purposes in accordance with such characterization. If your securities are so treated, you should recognize capital gain or loss upon the maturity of your securities (or upon your sale, exchange or other disposition of your securities prior to their maturity) in an amount equal to the difference between the amount realized at such time and your tax basis in the securities. In addition, your tax basis in your securities would generally be equal to the price you paid for them. Capital gain of a noncorporate U.S. holder is generally subject to tax at a maximum rate of 15% if the property is held for more than one year.

        The characterization of the securities as prepaid financial contracts as described above is not free from doubt and it is possible that the IRS would seek to characterize your securities in a manner that results in tax consequences to you that are different from those described above. For example, the IRS might assert that the securities constitute "contingent payment debt instruments" that are subject to special tax rules governing the recognition of income over the term of your securities. If the securities were to be treated as contingent debt, you would be required to include in income on an economic accrual basis over the term of the securities an amount of interest that is based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your securities, or the comparable yield. The amount of interest that you would be required to include in income on a current basis would not be matched by cash distributions to you since the securities do not provide for any cash payments during their term. You would recognize gain or loss upon the sale, redemption or maturity of your securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your securities. In general, your adjusted basis in your securities would be equal to the amount you paid for your securities, increased by the amount of interest you previously accrued with respect to your securities. Any gain you recognized upon the sale, redemption or maturity of your securities would be ordinary income and any loss to the extent of interest you included in income in the current or previous taxable years in respect of your securities would be ordinary loss, and thereafter would be capital loss. The Issuer is not responsible for any adverse consequences that a purchaser may experience as a result of any alternative characterization of the securities for U.S. federal income tax or other tax purposes.

        You should consult your tax adviser as to the tax consequences of such characterization and any possible alternative characterizations of your securities for U.S. federal income tax purposes.

Non-U.S. Holders Generally

        In the case of a holder of the securities that is not a U.S. holder and has no connection with the United States other than holding its security (a "non-U.S. holder"), payments made with respect to the securities will not be subject to U.S. withholding tax, provided that such holder complies with applicable certification requirements. Any capital gain realized upon the sale or other disposition of the securities by a non-U.S. holder will generally not be subject to U.S. federal income tax if (i) such gain is not effectively connected with a U.S. trade or business of such holder and (ii) in the case of an individual, such individual is not present in the United States for 183 days or more in the taxable year of the sale or other disposition.

IRS Notice on Certain Financial Transactions

        On December 7, 2007, the IRS and the Treasury Department issued Notice 2008-2, in which they stated that they are considering issuing new regulations or other guidance on whether holders of an instrument such as the securities should be required to accrue income during the term of the instrument. The IRS and Treasury Department also requested taxpayer comments on whether, (a) the holder of an instrument such as the securities should be required to accrue income during its term (e.g., under a mark-to-market, accrual or other methodology), (b) income and gain on such an instrument should be ordinary or capital, and (c) foreign holders should be subject to withholding tax on any deemed income accrual.

        Accordingly, it is possible that regulations or other guidance may be issued that require holders of the securities to recognize income in respect of the securities prior to receipt of any payments thereunder or sale thereof. Any regulations or other guidance that may be issued could result in income and gain (either at maturity or upon sale) in respect of the securities being treated as ordinary income. It is also possible that a non-U.S. holder of the securities could be subject to U.S. withholding tax in respect of the securities under such regulations or other guidance. It is not possible to determine whether such regulations or other guidance will apply to the securities (possibly on a retroactive basis). Prospective investors are urged to consult their tax advisors regarding Notice 2008-2 and its possible impact on them.

Possible Legislation on Prepaid Forwards

        On December 19, 2007, Representative Richard Neal introduced a tax bill (the "Bill") before the House Ways and Means Committee that would apply to "prepaid derivative contracts" acquired after the date of enactment of the Bill.

        The Bill, if enacted would apply to certain derivative financial contracts with a term of more than one year, where there is no substantial likelihood that the taxpayer will be required to pay any additional amount thereunder and would require the holder of such a contract to include as interest income each year in respect of such contract an amount determined by reference to the monthly federal short-term rate determined under Code Section 1274(d). A holder's tax basis in such contract would be increased by the amount so included. Any gain (either at maturity or upon sale) with respect to contract would be treated as long-term capital gain if the contract is a capital asset in the hands of the holder and such holder has held the contract for more than one year. Any loss would be treated as ordinary loss to the extent of prior interest accruals.

        While the Bill, if enacted, would not apply to the securities (due to its prospective effective date), it is not possible to predict whether any tax legislation that may ultimately be enacted will apply to the securities (possibly on a retroactive basis). Prospective investors are urged to consult their tax advisors regarding the Bill and any future tax legislation that may apply to their securities.

Backup Withholding and Information Reporting

        A HOLDER OF THE SECURITIES MAY BE SUBJECT TO INFORMATION REPORTING AND TO BACKUP WITHHOLDING WITH RESPECT TO CERTAIN AMOUNTS PAID TO THE HOLDER UNLESS SUCH HOLDER PROVIDES A CORRECT TAXPAYER IDENTIFICATION NUMBER (OR OTHER PROOF OF AN APPLICABLE EXEMPTION) AND OTHERWISE COMPLIES WITH APPLICABLE REQUIREMENTS OF THE BACKUP WITHHOLDING RULES.

 BENEFIT PLAN INVESTOR CONSIDERATIONS

        The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code of 1986, (the "Code"), impose certain requirements on (a) employee benefit plans subject to Title I of ERISA, (b) individual retirement accounts, Keogh plans or other arrangements subject to Section 4975 of the Code, (c) entities whose underlying assets include "plan assets" by reason of any such plan's or arrangement's investment therein (we refer to the foregoing collectively as "Plans") and (d) persons who are fiduciaries with respect to Plans. In addition, certain governmental, church and non-U.S. plans ("Non-ERISA Arrangements") are not subject to Section 406 of ERISA or Section 4975 of the Code, but may be subject to other laws that are substantially similar to those provisions (each, a "Similar Law").

        In addition to ERISA's general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., "parties in interest" as defined in ERISA or "disqualified persons" as defined in Section 4975 of the Code (we refer to the foregoing collectively as "parties in interest") unless exemptive relief is available under an exemption issued by the U.S. Department of Labor. Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. We, and our current and future affiliates, including CSSU and the calculation agent, may be parties in interest with respect to many Plans. Thus, a Plan fiduciary considering an investment in securities should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. For example, the securities may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief were available under an applicable exemption.

        In this regard, each prospective purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase securities, should consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96-23), (B) the insurance company general account exemption (PTCE 95-60), (C) the bank collective investment fund exemption (PTCE 91-38), (D) the insurance company pooled separate account exemption (PTCE 90-1) and (E) the qualified professional asset manager exemption (PTCE 84-14). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide a limited exemption for the purchase and sale of securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan pays no more than adequate consideration in connection with the transaction (the so-called "service provider exemption"). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the securities.

        Except as otherwise provided in the applicable pricing supplement, each purchaser or holder of a security, and each fiduciary who causes any entity to purchase or hold a security, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such securities, that either (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding securities on behalf of or with the assets of any Plan or Non-ERISA Arrangement; or (ii) its purchase, holding and subsequent disposition of such securities shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any provision of Similar Law because such purchase, holding and subsequent disposition is covered by PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, the service provider exemption or a similar exemption from a Similar Law prohibition.

        Fiduciaries of any Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the securities. We also refer you to the portions of the prospectus addressing restrictions applicable under ERISA, the Code and Similar Law.

        Each purchaser of a security will have exclusive responsibility for ensuring that its purchase, holding and subsequent deposition of the security does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the securities would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

 UNDERWRITING

        We will sell the securities to Credit Suisse Securities (USA) LLC, acting as principal, at the discounts or concessions set forth in the applicable pricing supplement, for resale to one or more investors or other purchasers at the offering prices specified in the applicable pricing supplement. Credit Suisse Securities (USA) LLC may offer the securities it has purchased as principal to other dealers. Credit Suisse Securities (USA) LLC may sell securities to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount to be received by Credit Suisse Securities (USA) LLC from us. Unless otherwise indicated in the applicable pricing supplement, any securities sold to Credit Suisse Securities (USA) LLC as principal will be purchased by Credit Suisse Securities (USA) LLC at a price equal to 100% of the principal amount less a percentage equal to the commission applicable to any agency sale of a security of identical maturity, and may be resold by Credit Suisse Securities (USA) LLC to investors and other purchasers from time to time in one or more transactions, including negotiated transactions as described below. After the initial public offering of any securities, the public offering price, concession and discount of such securities may be changed. The applicable pricing supplement will indicate the estimated out-of-pocket expenses of each offering.

        Each issue of securities will be a new issue of securities with no established trading market. Credit Suisse Securities (USA) LLC intends to make a secondary market in the securities. Any of our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, may use the pricing supplement, together with this product supplement and the accompanying prospectus supplement and prospectus, in connection with the offers and sales of securities related to market-making transactions by and through our broker- dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, at negotiated prices related to prevailing market prices at the time of sale or otherwise. Any of our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, may act as principal or agent in such transactions. None of our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, has any obligation to make a market in the securities and any broker-dealer subsidiary or affiliate that does make a market in the securities may discontinue any market-making activities at any time without notice, at its sole discretion. No assurance can be given as to the liquidity of the trading market for the securities. Unless otherwise specified in the applicable pricing supplement, the securities will not be listed on a national securities exchange in the United States.

        We reserve the right to withdraw, cancel or modify the offer made hereby without notice.

        Credit Suisse Securities (USA) LLC, the underwriter, is our affiliate. The offering therefore is being conducted in accordance with the applicable provisions of NASD Rule 2720.

        We have agreed to indemnify Credit Suisse Securities (USA) LLC against liabilities under the U.S. Securities Act of 1933, as amended, or contribute to payments that Credit Suisse Securities (USA) LLC may be required to make in that respect. We have also agreed to reimburse Credit Suisse Securities (USA) LLC for expenses.

        In connection with the offering, Credit Suisse Securities (USA) LLC may engage in stabilizing transactions and over-allotment transactions in accordance with Regulation M under the Exchange Act.

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  Stabilizing transactions permit bids to purchase underlying security so long as the stabilizing bids do not exceed a specified maximum.

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  Over-allotment involves sales by Credit Suisse Securities (USA) LLC in excess of the principal amount of securities Credit Suisse Securities (USA) LLC is obligated to purchase, which creates a short position. Credit Suisse Securities (USA) LLC will close out any short position by purchasing securities in the open market.

        These stabilizing transactions may have the effect of raising or maintaining the market prices of the securities or preventing or retarding a decline in the market prices of the securities. As a result, the prices of the securities may be higher than the prices that might otherwise exist in the open market.

        Credit Suisse Securities (USA) LLC and its affiliates have engaged and may in the future engage in commercial banking and investment banking and other transactions with us and our affiliates in the ordinary course of business.

        The securities may be offered for sale in those jurisdictions in the United States where it is lawful to make such offers.

        Credit Suisse Securities (USA) LLC has represented and agreed that it has not offered, sold or delivered and will not offer, sell or deliver any of the securities directly or indirectly, or distribute any pricing supplement or this product supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the securities, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that it will not impose any obligations on us.

        No action has been or will be taken by us or Credit Suisse Securities (USA) LLC that would permit a public offering of the securities or possession or distribution of this product supplement and the accompanying prospectus supplement and prospectus or any pricing supplement in any jurisdiction other than the United States.

        Concurrently with the offering of the securities through Credit Suisse Securities (USA) LLC as described in this product supplement, we may issue other securities from time to time as described in the accompanying prospectus supplement and prospectus.

QuickLinks

  Registration Statement No. 333-132936-14 Dated March 29, 2007 Securities Act of 1933, Rule 424(b)(2)
TABLE OF CONTENTS
SUMMARY
RISK FACTORS
CREDIT SUISSE
USE OF PROCEEDS AND HEDGING
DESCRIPTION OF THE SECURITIES
THE UNDERLYING
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
BENEFIT PLAN INVESTOR CONSIDERATIONS
UNDERWRITING